As filed with the Securities and Exchange Commission on January 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bit Brother Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15/F, Block A, Kineer Business Centre

53 Binjiang Road, Yuelu District

Changsha, Hunan Province, China 410023

Tel: +86-0731-82290658

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor New York, NY 10022

Tel: (212) 530-2208

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2024

PROSPECTUS

Bit Brother Limited

$500,000,000

Class A Ordinary shares , Preferred Shares, Debt Securities

Warrants, Units and Rights

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of Class A ordinary shares, no par value (the “Class A Ordinary Shares”), preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

On May 28, 2021, we filed with the SEC a registration statement on Form F-3 (File No. 333-256628) utilizing a shelf registration process (the “2021 F-3”) and have subsequently filed prospectus supplements with the SEC on July 20, 2021, January 20, 2023, July 18, 2023, October 30, 2023 and December 6, 2023 (collectively, the “Prospectus Supplements”). The 2021 F-3 was declared effective on June 8, 2021. Under the 2021 F-3, we were initially entitled to, from time to time, sell up to $200 million in the aggregate of Class A Ordinary Shares, preferred shares, debt securities, warrants, units, and rights. Following the sales made pursuant to the Prospectus Supplements, approximately $23.75 million remains available for sale under the 2021 F-3.

The 2021 F-3 expires on June 8, 2024 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $295.6 million based on the closing price of $69 per Class A ordinary share on December 4, 2024 and 4,285,300 Class A ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BETS.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Bit Brother,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Bit Brother Limited, together with our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

Business Overview

Bit Brother Limited (formerly known as Urban Tea, Inc., Delta Technology Holdings Ltd, and prior to that as CIS Acquisition Ltd.) (the “Company”) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011. We have been a retailer and distributor of specialty tea products in China (also referred to as “PRC”) since November 2018.

The Company is transforming its business from the sales of tea products, beverages and light meals in retail shop chains to the formation of a blockchain ecosystem and the generation of digital assets. Digital asset mining revenue was first generated by the Company in January 2023. The Company’s strategy is to produce and hold bitcoin (after paying for cash operating costs of production) as a long-term investment. Holding bitcoin is a strategy to act as a store of value, supported by a robust and public open-source architecture, that is not linked to any country’s monetary policy and can therefore serve as a store of value outside of government control. We believe that bitcoin offers additional opportunity for appreciation in value with increasing adoption due to its limited supply.

Blockchain and Digital Asset Mining Business

Our blockchain technology and digital asset mining business is conducted through Bit Brother New York Inc., a New York corporation (“BTB NY”), a subsidiary of the Company.. It consists of conducting research and development of a digital currency wallet, and the integrated operation and management of supercomputer servers, targeting both individual and institutional users. We have re-located our crypto mining business to North America from mainland China since it was banned by the Chinese authorities there in 2021. We plan to provide digital asset mining hosting services at our host sites in the U.S. We expect our hosting sites to be powered by local grid and other power sources to provide long-term stable power supply for digital asset miners as well as holistic hosting and maintenance services to our clients. We have mined 67.9 units of Bitcoin (“BTC”) for the twelve months ended June 30, 2023 and the setting up of hosting service is still in progress.

On December 13, 2022, BTB NY and Bolt Mining, LLC (“Bolt Mining”), a Delaware limited liability company engaged in the business of providing digital asset mining equipment and infrastructure, entered into an asset purchase agreement (the “APA”), pursuant to which BTB NY purchased certain identified assets and liabilities of Bolt Mining from them for a total purchase price of $2,100,000.

On December 13, 2022, BTB NY, as a subtenant entered into a site sublease (the “Site Lease”) with Bolt Mining as a sublessor and Acme Commercial Properties LLC for the sublease of approximately 3,000 square feet of space located at 1968 N Access Rd, Clyde, TX 79510 (the “Site”), having a 47-month term beginning on January 13, 2023. Pursuant to the APA, the Site shall have the capability of running 6 MW of electrical power, and the power shall be at a fixed power block price not to exceed an average of $50.00 per MWh exclusive of adders, TDSP pass-through charges, taxes and assessments.

On December 13, 2022, BTB NY entered into a retail power sales agreement (the “Energy Service Agreement”) with Pumpjack Power, LLC, for the supply of electrical energy to BTB NY to operate its facilities in the Texas ERCOT region. The parties may, but are not obligated to, enter into one or more Energy Transactions (“Energy Transactions”) for the purchase and sale of electricity (“Energy”) subject to the Energy Service Agreement. Each Energy Transaction shall identify service delivery point(s) that require Energy and the quantity of Energy to be purchased.

On December 22, 2022, BTB NY entered into a purchase and sale agreement with Grand Flourish Inc. (“Grand Flourish”), pursuant to which BTB NY shall purchase certain digital asset mining hardware and other equipment from time to time, in each case, pursuant to an order to be placed by BTB NY and confirmed by Grand Flourish according to the terms provided in the purchase and sale agreement. On the same day, BTB NY purchased 1,400 S19J Pro digital asset mining servers for an aggregate purchase price of US$2,329,600.

We plan to develop and market super mobile mining boxes which utilize a water curtain cooling system that not only provide an efficient water-cooling system but also retains a large capacity for installing more machines. We expect it to be customized according to each customer’s requirements and needs and is suitable for a variety of brand and model mining machines. BTBOX is still in its R&D stage and no products have been delivered yet during the fiscal year ended June 30, 2023.

Tea and Light Foods Business

As of June 30, 2023, we marketed a wide range of trendy tea drinks, light meals, pastries and recently coffee targeting China’s new urban generation in Hunan province. Our products are focused on not only their taste but also their aesthetic presentation and health benefits. Our products except coffee are currently being offered via our flagship and general stores while we offer coffee and coffee related beverage through a chain store brand called “One Coffee” with one shop opens in Guangzhou Guangdong Province.

The tea drinks we are currently offering are developed on various tea bases, among which is our featured Anhua dark tea base. These tea-based beverages include fresh milk tea, fruit tea, milk cap tea, etc. The light meals offered include selections such as salads, sandwiches, pasta, steak, burritos and other healthy options. The pastries we are offering include fresh baked bread, fresh baked cakes, frosting cakes, etc.

Our goal is to be a leading management platform for tea & light food brands of tea, coffee & other beverages in each city in which we currently and plan to operate, by selling the finest quality tea, coffee and other beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment.

Since our expansion into the U.S. in August 2020, we have also begun offering tea and coffee products inspired by the menu of our “Buoyance Manor” stores in China through MENO, customized to fit the New Yorkers’ palate and aesthetic. Since our acquisition of Guokui Management Inc. and the CROP CIRCLE restaurant in New York City, we have also begun offering light Chinese meals and snacks through CROP CIRCLE. CROP CIRCLE’s menu includes items such as dumplings and rice noodle rolls, and features “guokui,” which is a flatbread baked in a clay oven with various choices of flavorful fillings such as shrimp, beef, pork, chicken, preserved vegetables and brown sugar, a popular street snack originating from northern China’s Shanxi province. In October 2020, we invested in two joint ventures, Chuangyeying Brand Management Co., Ltd. (“CYY”) and Changsha Store Master Food Trading Co., Ltd. (“Store Master”). The Company plans to collaborate with the management team of the CYY to promote its brands, Buoyance Manor (“浮力庄园”) and Your Ladyship Tea (“小主的茶”), through tea beverages franchisees owned by CYY. The acquisition will also strengthen and upgrade the Company’s supply chain and lower the costs of its production and transportation by integrating Store Master’s existing logistics network and warehousing capabilities.

Business Management Services

In August 2023, we launched a new line of business in China to provide business management services and license trademarks to retail store owners. Our consolidated affiliates in China have entered into Cooperation Agreement and Entrusted Business Management Agreement with certain store owners who operate coffee shops, restaurants and beauty salons. According to the terms of the into Cooperation Agreement and Entrusted Business Management Agreement, our consolidated affiliates shall license our own trademarks to the store owners, provide business management services including operational management advisory services, human resources management services, accounting and payment solutions etc. In exchange of these services, the store owners shall pay a lump sum amount as well as pay 10% of the confirmed revenue to us. In addition, in the event the store owner achieves a certain aggregate profit threshold, he or she shall pay 20% of the confirmed revenue to us.

In the PRC, we have licensed our own trademarks “Easy May” (“医小美”) and One Coffee (“一万次被爱” ) to the store owners as of the date of this prospectus. We have submitted our trademarks “Hour Coffee” (“拾光咖啡”) and “Niu Xian Sheng “(“牛鲜生”) to the Trademark Office of State Administration for Industry and Commerce for review and registration. The two trademarks are pending approval as of the date of this prospectus. We also supply digital POS (Point of Sales) technology dubbed “Palm Control” (“掌控数智”) to the store owners as part of our payment solutions services.

Recent Developments

1 for 1,000 Reverse Split

On January 10, 2024, the Company effected a 1 for 1,000 reverse split of its Class A Ordinary Shares and Class B Ordinary Shares. Upon the effectiveness of the reverse share split, the Company’s shareholders will receive one new Class A Ordinary Share and Class B Ordinary Share of Bit Brother Limited for every thousand Class A Ordinary Shares and Class B Ordinary Shares they hold, respectively.

December Registered Direct Offering

On December 5, 2023, the Company entered into certain securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investors (the “December Purchasers”) pursuant to which the Company agreed to sell 184,615,385 of its Class A Ordinary Shares, Class D warrants (“Class D Warrants”) to purchase 184,615,385 Class A Ordinary Shares and Class E warrants (“Class E Warrants”, together with the Class D Warrants, the “Warrants”) to purchase 184,615,385 Class A Ordinary Shares in a registered direct offering (the “Offering”), for gross proceeds of approximately $12 million. The purchase price for each Class A Ordinary Share and the corresponding Class D Warrant and Class E Warrant is $0.065.

The Class D Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $0.06, subject to certain reset thirty (30) trading days after the closing. The Class E Warrants will be exercisable immediately following the date of issuance for a period of two years at an initial exercise price of $0.13. In addition to the customary cashless exercise rights provided in both the Warrants, the Class E Warrants will also provide an alternate cashless exercise allowing the holder of the Class E Warrants the right to exercise at any time, on a cashless exercise basis for a larger number of Class A Ordinary Shares under certain conditions. Each of the Warrants is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), the Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant to be redeemed.

The Company currently intends to use the net proceeds from the Offering for research and development & commercialization of blockchain software, building or acquiring crypto-currency mining rigs and for working capital and general corporate purposes. The Offering closed on December 6, 2023.

Receipt of Nasdaq De-Listing Notice

On November 15, 2023, we received a notification letter from Nasdaq notifying us that Nasdaq had determined to delist our Class A ordinary shares from the Nasdaq Capital Market based upon our non-compliance with Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A)(iii), as our Class A ordinary shares had a closing bid price of $0.10 or less for 11 consecutive trading days from October 26 through November 9, 2023. The notice has no immediate impact on the listing and trading of our Class A ordinary shares, as we have requested a hearing before the Nasdaq Hearing Panel (the “Panel”). Such request has stayed any suspension or delisting action by Nasdaq pending the completion of the hearing process which would include the submission of a plan of compliance. We cannot assure you that the Panel will rule in our favor or approve our plan for compliance. If we receive an adverse decision from the Panel, our Class A ordinary shares would be delisted from the Nasdaq Capital Market and would trade in the over-the-counter market. This would adversely affect the liquidity and marketability of our Class A ordinary shares.

October Registered Direct Offering

On October 25, 2023, the Company entered into a certain securities purchase agreement (the “October Purchase Agreement”) with certain non-affiliated institutional investors (the “October Purchasers”) pursuant to which the Company agreed to sell 14,000,000 of its Class A Ordinary Shares, Class B warrants (“Class B Warrants”) to purchase 14,000,000 Class A Ordinary Shares and Class C warrants (“Class C Warrants”, together with the Class B Warrants, the “Warrants”) to purchase 14,000,000 Ordinary Shares in a registered direct offering (the “October Offering”), for gross proceeds of approximately $5.04 million. The purchase price for each Class A Ordinary Share and the corresponding Class B Warrant and Class C Warrant is $0.36.

The Class B Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $0.36, subject to certain reset thirty (30) trading days after the closing. The Class C Warrants will be exercisable immediately following the date of issuance for a period of two years at an initial exercise price of $0.46. In addition to the customary cashless exercise rights provided in both the Warrants, the Class C Warrants will also provide an alternate cashless exercise allowing the holder of the Class C Warrants the right to exercise at any time, on a cashless exercise basis for a larger number of Class A Ordinary Shares under certain conditions. Each of the Warrants is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), the Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant to be redeemed.

The Company currently intends to use the net proceeds from the October Offering for research and development & commercialization of blockchain software, building or acquiring crypto-currency mining rigs and for working capital and general corporate purposes. The October Offering closed on October 30, 2023.

July Registered Direct Offering

On July 14, 2023, the Company entered into a certain securities purchase agreement (the “July Purchase Agreement”) with certain non-affiliated institutional investors (the “July Purchasers”) pursuant to which the Company agreed to sell to the July Purchasers, 200,000,000 of its Class A Ordinary Shares in a registered direct offering (the “July Offering”), for gross proceeds of approximately $50 million. The purchase price for each Class A Ordinary Share was $0.25.

The Company currently intends to use the net proceeds from the July Offering for working capital and general corporate purposes. The July Offering closed on July 21, 2023.

Business Management Services

In August 2023, we launched a new line of business in China to provide business management services and license trademarks to retail store owners. Our consolidated affiliates in China have entered into a Cooperation Agreement and Entrusted Business Management Agreement with certain store owners who operate coffee shops, restaurants and beauty salons. According to the terms of the Cooperation Agreement and Entrusted Business Management Agreement, our consolidated affiliates shall license our own trademarks to the store owners, provide business management services including operational management advisory services, human resources management services, accounting and payment solutions etc. In exchange of these services, the store owners shall pay a lump sum amount as well as pay 10% of the confirmed revenue to us. In addition, in the event the store owner achieves a certain aggregate profit threshold, he or she shall pay 20% of the confirmed revenue to us.

Stock Ticker Symbol Change

The Company’s ticker symbol was changed from “BTB” to “BETS” effective September 8, 2023. The Company’s Class A Ordinary Shares are currently trading on the Nasdaq Capital Market under the new symbol “BETS” and the CUSIP will remain unchanged.

Corporate Information

Our principal executive office is located at 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District, Changsha, Hunan Province, China. Our telephone number at that address is +86 0731-82290658. Our company website is http://www.bitbrother.com/. Our NASDAQ symbol is BETS, and we make our SEC filings available on the Investor Relations page of our website, http://www.bitbrother.com/. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 12, 2023, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital which solely consists of ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

●	Class A Ordinary Shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares , preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Class A ordinary shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Class A ordinary shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Ordinary Shares and Preferred Shares

The following description of our ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our M&A that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our M&A, see “Where You Can Find More Information.”

We are authorized to issue an unlimited number of shares divided into the following classes of shares: (i) an unlimited number of Class A ordinary shares with no par value; (ii) 200,000,000 Class B ordinary shares with no par value; and (ii) 5,000,000 preferred shares, par value $0.0001 per share. As of January 16, 2024, 4,285,300 Class A ordinary shares and 881 Class B ordinary shares were outstanding. Each Class A ordinary share has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. Each Class B ordinary share has the right to twenty votes at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the Board of Directors redeem our shares for such consideration as the Board of Directors determines.

If, at any time, our authorized number of shares is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

At least 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of a meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the meeting, and the general nature of the business to be conducted at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

Description of Warrants

General

We may issue warrants for the purchase of ordinary shares or preferred shares. Warrants may be offered independently or together with ordinary shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, January 16, 2024, there were 213,364 outstanding warrants to purchase Class A ordinary shares.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent And Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Nasdaq Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “BETS.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels LP to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2023 have been so incorporated in reliance on the reports of Audit Alliance LLP, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing. The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 and June 30, 2021 have been so incorporated in reliance on the reports of Centurion ZD CPA & Co., the Company’s former independent registered public accounting firm, and its authority as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended June 30, 2023 and 2022 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 12, 2023;

(2)	the Company’s Reports on Form 6-K, filed with the SEC on October 31, 2023 and December 11, 2023; and

(3)	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District, Changsha, Hunan Province, China 410023, Attention: Xianlong Wu, +86-0731-82290658.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.bitbrother.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands (“BVI”) as a company with limited liability. We incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong Special Administrative Region (“Hong Kong”), China, and the U.S. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local BVI’s counsel, there is uncertainty with regard to BVI law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI’s company. The courts of the BVI in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the BVI. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the BVI’s Courts have not yet ruled in this regard. Our BVI’s counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the BVI.

As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the courts of BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

BIT BROTHER LIMITED

$500,000,000

Class A Ordinary Shares,

Preferred Shares,

Debt Securities

Warrants,

Rights and

Units

PROSPECTUS

January 16, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Memorandum and Articles of Association, the BVI Business Companies Act, 2004, as amended, and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our Articles of Association provide that we may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company.

 The Company will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of the Board as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Form of Preferred Shares Certificate**
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.7	Form of debt securities, if any.**
5.1	Opinion of Harney Westwood & Riegels LP
5.2	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Audit Alliance LLP
23.2	Centurion ZD CPA & Co.
23.3	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.1)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on January 16, 2024.

BIT BROTHER LIMITED

By:	/s/ Xianlong Wu
	Name:	Xianlong Wu
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Xianlong Wu and Lingyun Li, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xianlong Wu	Chief Executive Officer and Chairman of the Board of Directors	January 16, 2024
Xianlong Wu	(Principal Executive Officer)

/s/ Lingyun Li	Chief Financial Officer and Director	January 16, 2024
Lingyun Li	(Principal Accounting and Financial Officer)

/s/ Diyu Jiang	Independent Director	January 16, 2024
Diyu Jiang

/s/ Zihua Liao	Independent Director	January 16, 2024
Zihua Liao

/s/ Anatoly Danilitskiy	Independent Director	January 16, 2024
Anatoly Danilitskiy

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, Delaware on January 16, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director